UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2013

ALLIANCE FIBER OPTIC PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-31857	77-0554122
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

275 Gibraltar Drive, Sunnyvale, California	94089
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 736-6900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On October 21, 2013, Alliance Fiber Optic Products, Inc. (the “Company”) held a special meeting of its stockholders (the “Special Meeting”) at which stockholders approved a proposal to adjourn the Special Meeting previously scheduled to approve the Company’s proposed to increase the number of shares of authorized Common Stock from 20,000,000 to 100,000,000 shares and to increase by 900,000 the number of shares of Common Stock available for issuance under the 2000 Stock Incentive Plan, until November 1, 2013, at 2:00 p.m., Pacific Time, at the Company’s office located at 275 Gibraltar Drive, Sunnyvale, CA 94089.

The votes cast by the proxies on the proposal to adjourn the meeting were 6,465,346 in favor, 1,248,955 votes against and 49,077 votes abstained with no broker non-votes.

As of September 5, 2013, the record date for the Special Meeting, there were 9,061,568 shares of the Company’s common stock issued and outstanding and entitled to vote at the Special Meeting.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated: October 21, 2013

ALLIANCE FIBER OPTIC PRODUCTS,
INC.

By	/s/ Anita K. Ho
Name: Anita K. Ho
Title: Acting Chief Financial Officer